Exhibit 99.1

SPX Technologies Reports First Quarter 2024 Results

Q1 GAAP EPS of $1.05; Adjusted EPS* of $1.25 Strong Demand and Execution in HVAC
Raising 2024 Full-Year Adjusted EPS* Guidance to a Range of $5.15 to $5.40

CHARLOTTE, N.C., May 2, 2024 (GLOBE NEWSWIRE) -- SPX Technologies, Inc. (NYSE:SPXC) (“SPX”, the “Company”, “we” or “our”) today reported results for the first quarter ended March 30, 2024.

Gene Lowe, President and CEO, remarked, “I’m very pleased with our strong Q1 performance, which included substantial growth in all of our key profit measures and significant margin expansion in both segments. During the quarter we continued to see solid demand across several key markets and our businesses executed well operationally.”

Mr. Lowe continued, “During Q1, we made significant progress on several key value creation initiatives, including driving greater efficiencies in our production facilities and effectively integrating our recent acquisitions. These enhancements are strengthening our company and positioning us for further growth.”

Mr. Lowe commented further, “Looking ahead, we continue to see overall favorable demand trends and positive operational momentum. Following the strong start to the year, we are raising our full-year guidance for Adjusted EPS* to a range of $5.15 to $5.40 from $4.85 to $5.15 previously, with the midpoint implying year-on-year growth of approximately 23%.”

First Quarter 2024 Overview:

For the first quarter of 2024, the company reported revenue of $465.2 million and operating income of $64.6 million, compared with revenue of $399.8 million and operating income of $49.8 million in the first quarter of 2023. Net income for the first quarter of 2024 was $49.0 million, compared with $42.8 million in the first quarter of 2023. Diluted income per share from continuing operations in the first quarter of 2024 was $1.05, compared with $0.84 in the first quarter of 2023. The increase in revenue, operating income, net income and diluted income per share from continuing operations were due primarily to higher revenue in both our HVAC and Detection & Measurement segments.

Adjusted EBITDA* was $92.0 million, compared with $62.7 million in the first quarter of 2023, or an increase of 46.7%. Adjusted earnings per share* in the first quarter of 2024 was $1.25, compared with $0.93 in the first quarter of 2023. Adjusted EBITDA* and Adjusted earnings per share* exclude amortization expense and acquisition-related costs, among other items.

First Quarter Financial Comparisons:

($ millions)	Q1 2024	Q1 2023
Revenue	$465.2	$399.8
Consolidated operating income	64.6	49.8
Income from continuing operations	49.2	39.1
Net Income	49.0	42.8

Consolidated segment income*	99.8	74.4
Adjusted operating income*	84.4	58.3
Adjusted EBITDA*	92.0	62.7

* Non-GAAP financial measure. See attached schedules for reconciliation of each historical non-GAAP measure to the respective most comparable GAAP financial measure. A reconciliation of non-GAAP guidance measures is not practicable and, accordingly, is not included.

HVAC Segment

Revenue for the first quarter of 2024 was $302.4 million, compared with $251.6 million in the first quarter of 2023, an increase of 20.2%, including a 22.2% increase from the acquisitions of Ingénia, ASPEQ, and TAMCO, a 1.9% organic revenue* decline, and a 0.1% unfavorable impact related to currency fluctuation. The organic decline was due primarily to lower sales of heating products associated with unseasonably warm temperatures during the Q1 heating season compared with higher prior-year sales that were supported by elevated post-pandemic backlog.

Segment income in the first quarter of 2024 was $68.4 million, or 22.6% of revenue. This compares with segment income of $47.7 million, or 19.0% of revenue in the first quarter of 2023. The increase in segment income and 360 basis points increase in segment income margin were due primarily to the higher revenues noted above as well as a more favorable product mix.

Detection & Measurement Segment

Revenue for the first quarter of 2024 was $162.8 million, compared with $148.2 million in the first quarter of 2023, an increase of 9.9%, including a 9.6% increase in organic revenue* and a 0.3% favorable impact related to currency fluctuation. The organic increase was primarily due to higher project sales in our Communication Technologies platform.

Segment income for the first quarter of 2024 was $31.4 million, or 19.3% of revenue. This compares with segment income of $26.7 million, or 18.0% of revenue of in the first quarter of 2023. The increase in segment income and 130 basis points increase in segment income margin were due to the higher revenue noted above and the associated operating leverage.

Financial Update: As of March 30, 2024, SPX Technologies had total outstanding debt of $854.4 million and total cash of $105.5 million. During the first quarter of 2024, SPX’s net operating cash from continuing operations totaled $10.7 million. Capital expenditures for continuing operations for the first quarter of 2024 were $9.9 million.

2024 Guidance Update:

SPX Technologies is increasing full-year 2024 guidance. The company is now targeting consolidated revenue of $1.965-$2.025 billion ($1.93-$2.00 billion prior), adjusted EBITDA* of $390-$420 million ($375-$405 million prior), and adjusted earnings per share* of $5.15-$5.40 ($4.85-$5.15 prior).

Segment and company performance is expected to be as follows:

	Revenue	Segment Income Margin %
HVAC	$1,360-$1,400 million ($1,325-$1,375 million prior)	22.25%-23.25% (21.25%-22.25% prior)
Detection & Measurement	$605-$625 million (no change)	20.00%-21.00% (no change)
Total SPX	$1,965-$2,025 million ($1,930-$2,000 million prior)	21.60%-22.60%* (21.00%-22.00% prior)

Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended March 30, 2024 with the Securities and Exchange Commission on or before May 9, 2024. This press release should be read in conjunction with that filing, which will be available on the company's website at www.spx.com, in the Investor Relations section.

Conference Call: SPX will host a conference call at 4:45 p.m. (EDT) today to discuss first quarter results. The call will be simultaneously webcast via the company's website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Call Access: To access the call by phone, please go to this link https://register.vevent.com/register/BIac05c897d80c4c07b31710938aa97aad and you will be provided with dial-in details. To avoid delays, we encourage participants to dial into the conference call fifteen minutes ahead of the scheduled start time. A replay of the webcast will also be available for a limited time at www.spx.com.

Upcoming Investor Events: Company management plans to conduct virtual meetings with investors during the second quarter of 2024, including virtually at the Oppenheimer Annual Industrial Growth Conference on May 8th, the UBS Re-shoring and Infrastructure Conference in New York City on June 4th, and at the William Blair’s Annual Growth Stock Conference in Chicago on June 6th.

About SPX: SPX Technologies, Inc. is a diversified, global supplier of highly engineered products and technologies, holding leadership positions in the HVAC and detection and measurement markets. Based in Charlotte, North Carolina, SPX has more than 4,100 employees in 15 countries. SPX is listed on the New York Stock Exchange under the ticker symbol “SPXC.” For more information, please visit www.spx.com.

Non-GAAP Presentation: This press release contains certain non-GAAP financial measures, including consolidated segment income, adjusted operating income, adjusted income from continuing operations before income taxes, adjusted income from continuing operations, adjusted earnings per share from continuing operations (or, adjusted EPS), EBITDA, Adjusted EBITDA, and organic revenue growth (decline). These non-GAAP financial measures do not provide investors with an accurate measure of, and should not be used as a substitute for, the comparable financial measures as determined in accordance with accounting principles generally accepted in the United States (“GAAP”). The Company believes these non-GAAP financial measures, when read in conjunction with the comparable GAAP financial measures, give investors a useful tool to assess and understand the Company’s overall financial performance, because they exclude items of income or expense that the Company believes are not reflective of its ongoing operating performance, allowing for a better period-to-period comparison of operations of the Company. Additionally, the Company’s management uses these non-GAAP financial measures as measures of the Company’s performance. The Company acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-
GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Refer to the tables included in this press release for the components of each of the non-GAAP financial measures, and for the reconciliations of historical non-GAAP financial measures to their respective comparable GAAP measures. Our non-GAAP financial guidance excludes items, which would be included in our GAAP financial measures, that we do not consider indicative of our on-going performance; and are calculated in a manner consistent with the presentation of the similarly titled historical non-GAAP measures presented in this press release. These items include, but are not limited to, acquisition costs, costs associated with dispositions, and potential non-cash income or expense items associated with changes in market interest rates and actuarial or other data related to our pension and postretirement plans, as the ultimate aggregate amounts associated with these items are out of our control and/or cannot be reasonably predicted. Accordingly, a reconciliation of our non-GAAP financial guidance to the most comparable GAAP financial measures is not practicable. Full-year guidance excludes changes in the number of shares outstanding; impacts from future acquisitions, dispositions and related transaction costs, restructuring costs, incremental impacts of tariffs and trade tensions on market demand and costs subsequent to the end of the first quarter, the impact of foreign exchange rate changes subsequent to the end of the first quarter, and environmental and litigation charges.

Forward Looking Statements: Certain statements in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the Company’s documents filed with the Securities and Exchange Commission, including the Company’s most recent annual report on Form 10-K. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements, including the following: cyclical changes and specific industry events in the Company’s markets; changes in anticipated capital investment and maintenance expenditures by customers; availability, limitations or cost increases of raw materials and/or commodities that cannot be recovered in product pricing; the impact of competition on profit margins and the Company’s ability to maintain or increase market share; inadequate performance by third-party suppliers and subcontractors for outsourced products, components and services and other supply-chain risks; the uncertainty with respect to environmental and other contingent liabilities; the impact of climate change and any legal or regulatory actions taken in response there to; cyber-security risks; risks with respect to the protection of intellectual property, including with respect to the Company’s digitalization initiatives; the impact of overruns, inflation and the incurrence of delays with respect to long-term fixed-price contracts; defects or errors in current or planned products; the impact of pandemics and governmental and other actions taken in response; domestic economic, political, legal, accounting and business developments adversely affecting the Company’s business, including regulatory changes; changes in worldwide economic conditions, including as a result of geopolitical conflicts; uncertainties with respect to the Company’s ability to identify acceptable acquisition targets; uncertainties surrounding timing and successful completion of acquisition or disposition transactions, including with respect to integrating acquisitions and achieving cost savings or other benefits from acquisitions; the impact of retained liabilities of disposed businesses; potential labor disputes; and extreme weather conditions and natural and other disasters.

Actual results may differ materially from these statements. The words “guidance,” “believe,” “targeting,” “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements, except as required by law.

SOURCE SPX Technologies, Inc.

Investor and Media Contacts:
Paul Clegg, VP, Investor Relations and Communications
Phone: 980-474-3806
E-mail: spx.investor@spx.com
Source: SPX Technologies, Inc.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended
	March 30, 2024	April 1, 2023

Revenues	$465.2	$399.8
Costs and expenses:
Cost of products sold	282.3	249.9
Selling, general and administrative	102.9	93.8
Intangible amortization	14.8	6.3
Special charges, net	0.6	—
Operating income	64.6	49.8

Other income (expense), net	(4.0)	2.5
Interest expense	(9.8)	(2.4)
Interest income	0.3	0.5
Income from continuing operations before income taxes	51.1	50.4
Income tax provision	(1.9)	(11.3)
Income from continuing operations	49.2	39.1

Income (loss) from discontinued operations, net of tax	—	—
Gain (loss) on disposition of discontinued operations, net of tax	(0.2)	3.7
Income (loss) from discontinued operations, net of tax	(0.2)	3.7

Net income	$49.0	$42.8

Basic income per share of common stock:
Income from continuing operations	$1.07	$0.86
Income from discontinued operations	—	0.08
Net income per share	$1.07	$0.94

Weighted-average number of common shares outstanding — basic	45.828	45.382

Diluted income per share of common stock:
Income from continuing operations	$1.05	$0.84
Income from discontinued operations	—	0.08
Net income per share	$1.05	$0.92

Weighted-average number of common shares outstanding — diluted	46.683	46.402

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	March 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and equivalents	$100.5	$99.4
Accounts receivable, net	317.6	279.8
Contract assets	32.0	16.6
Inventories, net	295.1	276.7
Other current assets	34.4	37.1
Total current assets	779.6	709.6
Property, plant and equipment:
Land	23.2	17.9
Buildings and leasehold improvements	118.7	73.4
Machinery and equipment	291.9	264.4
	433.8	355.7
Accumulated depreciation	(216.6)	(215.2)
Property, plant and equipment, net	217.2	140.5
Goodwill	844.5	704.8
Intangibles, net	760.6	680.8
Other assets	184.3	188.9
Deferred income taxes	4.0	4.0
Assets of DBT and Heat Transfer	9.4	11.1
TOTAL ASSETS	$2,799.6	$2,439.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$151.4	$118.7
Contract liabilities	72.9	73.5
Accrued expenses	126.2	168.5
Income taxes payable	6.5	5.3
Short-term debt	317.0	17.9
Current maturities of long-term debt	20.8	17.3
Total current liabilities	694.8	401.2

Long-term debt	516.6	523.1
Deferred and other income taxes	109.7	77.0
Other long-term liabilities	202.6	204.1
Liabilities of DBT and Heat Transfer	38.4	39.7
Total long-term liabilities	867.3	843.9

Stockholders' equity:
Common stock	0.5	0.5
Paid-in capital	1,351.6	1,353.6
Retained earnings	87.3	38.3
Accumulated other comprehensive income	250.9	261.1
Common stock in treasury	(452.8)	(458.9)
Total stockholders' equity	1,237.5	1,194.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,799.6	$2,439.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	Three months ended
	March 30, 2024	April 1, 2023	Δ	%/bps
HVAC reportable segment

Revenues	$302.4	$251.6	$50.8	20.2%
Gross profit	117.4	88.3	29.1
Selling, general and administrative expense	49.0	40.6	8.4
Income	$68.4	$47.7	$20.7	43.4%
as a percent of revenues	22.6%	19.0%		360bps

Detection & Measurement reportable segment

Revenues	$162.8	$148.2	$14.6	9.9%
Gross profit	66.4	61.6	4.8
Selling, general and administrative expense	35.0	34.9	0.1
Income	$31.4	$26.7	$4.7	17.6%
as a percent of revenues	19.3%	18.0%		130bps

Consolidated Revenues	$465.2	$399.8	$65.4	16.4%
Consolidated Operating Income	64.6	49.8	14.8	29.7%
as a percent of revenues	13.9%	12.5%		140bps
Consolidated Segment Income	99.8	74.4	25.4	34.1%
as a percent of revenues	21.5%	18.6%		290bps

Consolidated operating income	$64.6	$49.8	$14.8
Exclude:
Corporate expense	13.9	14.6	(0.7)
Acquisition-related and other costs (1)	2.6	0.6	2.0
Long-term incentive compensation expense	3.3	3.1	0.2
Amortization of acquired intangible assets	14.8	6.3	8.5
Special charges, net	0.6	—	0.6
Total segment income	$99.8	$74.4	$25.4	34.1%
as a percent of revenues	21.5%	18.6%		290bps

(1) Represents certain acquisition-related costs incurred of $2.6 and $0.6 during the three months ended March 30, 2024 and April 1, 2023, respectively, including additional “Cost of products sold” related to the step up of inventory (to fair value) acquired in connection with the Ingénia acquisition of $0.9 during the three months ended March 30, 2024.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended
	March 30, 2024	April 1, 2023
Cash flows from (used in) operating activities:
Net income	$49.0	$42.8
Less: Gain (loss) from discontinued operations, net of tax	(0.2)	3.7
Income from continuing operations	49.2	39.1
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Special charges, net	0.6	—
(Gain) loss on change in fair value of equity security	4.2	(3.6)
Deferred and other income taxes	(3.4)	(3.5)
Depreciation and amortization	21.0	10.7
Pension and other employee benefits	4.2	3.5
Long-term incentive compensation	3.3	3.1
Other, net	(1.6)	(1.5)
Changes in operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable and other assets	(29.5)	(15.1)
Inventories	(12.0)	(21.2)
Accounts payable, accrued expenses and other	(24.9)	(10.7)
Cash spending on restructuring actions	(0.4)	—
Net cash from continuing operations	10.7	0.8
Net cash used in discontinued operations	(0.2)	(5.2)
Net cash from (used in) operating activities	10.5	(4.4)

Cash flows from (used in) investing activities:
Proceeds related to company-owned life insurance policies, net	0.1	0.1
Business acquisition, net of cash acquired	(294.1)	—
Capital expenditures	(9.9)	(4.0)
Net cash used in continuing operations	(303.9)	(3.9)
Net cash used in discontinued operations	—	—
Net cash used in investing activities	(303.9)	(3.9)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	557.2	20.0
Repayments under senior credit facilities	(279.2)	—
Borrowings under trade receivables arrangement	65.0	47.0
Repayments under trade receivables arrangement	(47.0)	—
Net repayments under other financing arrangements	(0.3)	—
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.0)	(4.1)
Net cash from continuing operations	292.7	62.9
Net cash from discontinued operations	—	—
Net cash from financing activities	292.7	62.9
Change in cash and equivalents due to changes in foreign currency exchange rates	1.3	1.0
Net change in cash and equivalents	0.6	55.6
Consolidated cash and equivalents, beginning of period	104.9	157.1
Consolidated cash and equivalents, end of period	$105.5	$212.7

	Three months ended
	March 30, 2024	April 1, 2023
Components of cash and equivalents:
Cash and equivalents	$100.5	$204.8
Cash and equivalents included in assets of DBT and Heat Transfer	5.0	7.9
Total cash and equivalents	$105.5	$212.7

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
CASH AND DEBT RECONCILIATION
(Unaudited; in millions)

	Three months ended
	March 30, 2024
Beginning cash and equivalents	$104.9
Cash from continuing operations	10.7
Capital expenditures	(9.9)
Proceeds related to company-owned life insurance policies, net	0.1
Business acquisition, net of cash acquired	(294.1)
Borrowings under senior credit facilities	557.2
Repayments under senior credit facilities	(279.2)
Borrowings under trade receivables agreement	65.0
Repayments under trade receivables agreement	(47.0)
Net repayments under other financing arrangements	(0.3)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options	(3.0)
Cash used in discontinued operations	(0.2)
Change in cash due to changes in foreign currency exchange rates	1.3
Ending cash and equivalents	$105.5

	Debt at				Debt at
	December 31, 2023	Borrowings	Repayments	Other	March 30, 2024
Revolving loans	$—	$557.2	$(275.8)	$—	$281.4
Term loans	541.6	—	(3.4)	—	538.2
Trade receivables financing arrangement	16.0	65.0	(47.0)	—	34.0
Other indebtedness	2.4	—	(0.3)	0.3	2.4
Less: Deferred financing costs associated with the term loans	(1.7)	—	—	0.1	(1.6)
Totals	$558.3	$622.2	$(326.5)	$0.4	$854.4

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ORGANIC REVENUE
HVAC AND DETECTION & MEASUREMENT REPORTABLE SEGMENTS
(Unaudited)

	Three months ended March 30, 2024
	HVAC	Detection & Measurement
Net Revenue Growth	20.2%	9.9%

Exclude: Foreign Currency	(0.1)%	0.3%

Exclude: Acquisitions	22.2%	—%

Organic Revenue Growth (Decline)	(1.9)%	9.6%

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED OPERATING INCOME
(Unaudited; in millions)

	Three months ended
	March 30, 2024	April 1, 2023
Operating income	$64.6	$49.8

Include - TSA Income (1)	—	0.1

Exclude:
Acquisition-related and other costs (2)	(5.0)	(2.1)

Amortization of acquired intangible assets	(14.8)	(6.3)

Adjusted operating income	$84.4	$58.3
as a percent of revenues	18.1%	14.6%

(1) Represents transition services income related to the Asbestos Portfolio Sale for the three months ended April 1, 2023. Amounts recorded in non-operating income for U.S. GAAP purposes. The Asbestos Portfolio Sale is described in the Company’s most recent Form 10-K.

(2) For the three months ended March 30, 2024, represents (i) certain acquisition and strategic/transformation related costs of $2.4, (ii) integration costs of $1.7, and (iii) inventory step-up charges of $0.9 related to the Ingénia acquisition. For the three months ended April 1, 2023, represents (i) certain acquisition and strategic/transformation related costs of $1.5 and (ii) integration costs of $0.6.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended March 30, 2024
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$99.8	$—	$99.8
Corporate expense (1)	(13.9)	2.4	(11.5)
Acquisition-related costs (2)	(2.6)	2.6	—
Long-term incentive compensation expense	(3.3)	—	(3.3)
Amortization of intangible assets (3)	(14.8)	14.8	—
Special charges, net	(0.6)	—	(0.6)
Operating income	64.6	19.8	84.4

Other income (expense), net (4)	(4.0)	5.4	1.4
Interest expense, net	(9.5)	—	(9.5)
Income from continuing operations before income taxes	51.1	25.2	76.3
Income tax provision (5)	(1.9)	(16.0)	(17.9)
Income from continuing operations	49.2	9.2	58.4

Diluted shares outstanding	46.683		46.683

Earnings per share from continuing operations	$1.05		$1.25

(1) Adjustment represents the removal of certain acquisition and strategic/transformation related costs ($2.4).

(2) Adjustment represents the removal of (i) integration costs of $1.7 and (ii) an inventory step-up charge related to the Ingénia acquisition of $0.9 within the HVAC reportable segment.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $10.5 and $4.3 within the HVAC and Detection & Measurement reportable segments, respectively.

(4) Adjustment represents the removal of (i) a loss on an equity security associated with a fair value adjustment ($4.2) and (ii) non-service pension and postretirement charges ($1.2).

(5) Adjustment represents the tax impact of items (1) through (4) and the removal of certain discrete income tax items that are considered non-recurring.

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EARNINGS PER SHARE
Three Months Ended April 1, 2023
(Unaudited; in millions, except per share values)

	GAAP	Adjustments	Adjusted
Segment income	$74.4	$—	$74.4
Corporate expense (1)	(14.6)	1.6	(13.0)
Acquisition-related costs (2)	(0.6)	0.6	—
Long-term incentive compensation expense	(3.1)	—	(3.1)
Amortization of intangible assets (3)	(6.3)	6.3	—
Operating income	49.8	8.5	58.3

Other income, net (4)	2.5	(2.5)	—
Interest expense, net	(1.9)	—	(1.9)
Income from continuing operations before income taxes	50.4	6.0	56.4
Income tax provision (5)	(11.3)	(2.0)	(13.3)
Income from continuing operations	39.1	4.0	43.1

Diluted shares outstanding	46.402		46.402

Earnings per share from continuing operations	$0.84		$0.93

(1) Adjustment represents the removal of acquisition and strategic/transformation related expenses ($1.5) and a reclassification of transition services income ($0.1) from “Other Income, net.”

(2) Adjustment represents the removal of integration costs of $0.4 and $0.2 within the Detection & Measurement and HVAC reportable segments, respectively.

(3) Adjustment represents the removal of amortization expense associated with acquired intangible assets of $4.3 and $2.0 within the Detection & Measurement and HVAC reportable segments, respectively.

(4) Adjustment represents the removal of (i) a gain on an equity security associated with a fair value adjustment ($3.6), (ii) non-service pension and postretirement charges ($1.2), as well as the reclassification of income related to a transition services agreement ($0.1) to “Corporate expense.”

(5) Adjustment represents the tax impact of items (1) through (4).

SPX TECHNOLOGIES, INC. AND SUBSIDIARIES
NON-GAAP RECONCILIATION - ADJUSTED EBITDA
(Unaudited; in millions)

	Three months ended
	March 30, 2024	April 1, 2023
Net income	$49.0	$42.8

Exclude:
Income tax provision	(1.9)	(11.3)
Interest expense, net	(9.5)	(1.9)
Amortization expense (1)	(14.8)	(6.3)
Depreciation expense	(6.2)	(4.4)
Gain (loss) from discontinued operations, net of tax	(0.2)	3.7
EBITDA	81.6	63.0

Exclude:
Acquisition-related and other costs (2)	(5.0)	(2.1)
Non-service pension and postretirement charges	(1.2)	(1.2)
Fair value adjustments on an equity security	(4.2)	3.6
Adjusted EBITDA	$92.0	$62.7
as a percent of revenues	19.8%	15.7%

(1) Represents amortization expense associated with acquired intangible assets recorded within “Intangible amortization.”

(2) For the three months ended March 30, 2024 and April 1, 2023, adjustments represent the removal of acquisition and strategic/transformation related costs of $2.4 and $1.5, respectively, and for the three months ended March 30, 2024, the removal of (i) integration costs of $1.7 within the HVAC reportable segment and (ii) an inventory step-up charge related to the Ingénia acquisition of $0.9 within the HVAC reportable segment. For the three months ended April 1, 2023, adjustment also represents the removal of integration costs of $0.4 and $0.2 within the Detection & Measurement and HVAC reportable segments, respectively.